EXHITBIT 10.33

                             STATE OF NORTH CAROLINA
                               COUNTY OF GUILFORD

                                 LEASE AGREEMENT


THIS LEASE AGREEMENT is made and entered into this the 26th day of April, 1999.
                     by and between the following parties:

                     PHILLIPS INTERESTS 3, INC. ("Landlord")
                              Post Office Box 1470
                        High Point, North Carolina 27261
                      Attention: Mr. Earl N. Phillips, Jr.

                                       and

                          Wellington Hall Limited, Inc.
                                  P.O. Box 1354
                         Lexington, North Carolina 27293
                        Attention: Mr. Hoyt Hackney, Jr.


A.   FUNDAMENTAL LEASE PROVISIONS

     Certain fundamental lease provisions are set forth in this section and represent the agreement of the Landlord and Tenant, subject to further elaboration and definition elsewhere in thisLease Agreement.

     1. Showroom: The furniture showroom facilities located at 330 North Hamilton Street in High Point, North Carolina. A copy of the Showroom plan is on file in the office of Landlord.

     2. The Premises: That certain showroom unit shown on the second floor plans of the Showroom and containing approximately 5,040 square feet of rentable area. (4,200 net square feet plus 20% common area allocation of 840 square feet). The suite number of the Premises is 201.

     3. COMMON AREAS: Those portions of the Showroom designated for the general use, in common, of all the tenants of the Showroom. Common Areas shall include, but are not limited to, entranceways, walkways, hallways, stairways, elevators, bathrooms, closets, located outside rented spaces, open spaces, parking and exterior ground in and around the Showroom.

     4. Lease Term: A period of five (5) years. beginning May 1, 1999 and ending at midnight on April 30, 2004.

     5. Base Year: The initial calendar year of the lease term 1999.

     6. BASE RENT:

For that portion of the Premises located at 330 North Hamilton, Suite 201, annual rent of Twelve dollars ($12.00) per square foot of rentable area with semi-annual payments of $30,240.00 due May 1st and November 1st of each year of the Lease Term.

       7.   Additional Rent:

          (A) Tenant's pro rata share of real estate taxes in an amount by which the annual ad valorem real property taxes attributable to the Premises in each calendar year following the Base Year exceeds the amount of such taxes for the Base Year, as provided in paragraph B.5(b);

          (b) Tenant's pro rata share of insurance premiums payable in an amount by which the total casualty insurance premiums paid by the landlord attributable to the Premises in each calendar year following the Base Year exceeds the amount of such premiums in the Base Year, and additional premiums, if any, as provided in paragraph B.6(b);

          (c) Tenant's pro rata share of utility services metered in common with other tenants, if applicable.

Each reference in the Lease agreement to any of the Fundamental Lease Provisions and shall be construed to incorporate all of the terms described above; but, if there is a conflict between any Fundamental Lease Provision and any Provision in the remainder of this Lease Agreement (including exhibits, riders, and amendments) the Fundamental Lease Provision shall be preempted by such provision.

B.   STATEMENT OF GRANT AND AGREEMENT
     Landlord and Tenant agree as follows:

1.   CERTAIN PROPERTY RIGHTS:

          (a) LEASE: Landlord leases to Tenant the Premises described in Paragraph A.2 of this Lease Agreement. Use of such property is governed by the provisions of this Lease Agreement, including paragraph B.7.

          (b) Common Areas: Tenant shall have the nonexclusive right to use all Common Areas, subject to uniform rules and regulations as may be prescribed by Landlord, and subject to the provisions of paragraph B.12 of this Lease Agreement.

          (c) Locks and Keys: Landlord has the right to install additional locks at its expense on the interior (including doors to the Premises) and exterior doors to the Showroom.

The Landlord has the right to keep those doors locked at all times, except that during sessions of the International Home Furnishings Market, the Landlord has the right to keep the external and interior doors locked during non-business hours.

Landlord agrees not to unreasonably deny access to Tenant and shall provide an adequate number of keys to Tenant.

Tenant agrees to safeguard security measures and agrees to require recipients of keys to sign for them.

2.   LEASE TERM: Set out in paragraph A.4 of this Lease Agreement.

3.   BASE RENT: Calculated as provided in Paragraph A.6 of this Lease Agreement.

          Base Rent shall be paid in semi-annual installments, without demand or set off to Hamilton Properties, Post Office Box 1470, HIgh Point, North Carolina, 27261-1470, or to such other payee(s), at such other place(s), or in such other manner as the Landlord may designate in writing in accordance with the notice provisions of this Lease Agreement.

          Payments shall be made on or before the first day of the designated month of the Lease Term. Payments shall be made deemed paid when received by the Landlord.

          In the event Tenant fails to pay when due any Base Rent, Additional Rent, or other amount provided in this Lease Agreement, the unpaid amounts shall bear interest at the rate of 18% per annum, such interest to accrue from the date payment was due until the debt is paid in full; provided that in no event shall such interest exceed the maximum, allowed by law or be assessed prior to the date permitted by law.

4.   TRANSFER AND PREPARATION OF PREMISES:

          (a) DELIVERY OF THE PREMISES: Landlord shall deliver the Premises of Tenant prior to the commencement date of the Lease Term. Delivery shall be deemed sufficient when Tenant is permitted to enter upon the Premises for the purpose of preparing the Premises for use. (See [paragraph B.7 for permitted uses).

          (b) Inspection/No Warranties: Tenant acknowledges that Tenant has inspected the Premises and that Landlord makes no warranty with respect to the condition of the Premises.

Tenant acknowledges that Tenant accepts the Premises "AS IS", and that Landlord has no obligation to make any improvements to or modifications of the Premises.

          (c) Keys: At the time of delivery of the Premises, Landlord shall deliver to Tenant one complete set of keys to the Premises, to the exterior doors to the Showroom, and to appropriate Common Areas (to be determined by Landlord).

Landlord shall provide Tenat copies of keys to additional locks installed by Landlord to the Premises as provided in paragraph B.l, within a reasonable time after installation of such locks.

All keys shall be returned to the Landlord upon the expiration or early termination of the Lease Term.

          (d) Preparation of Premises as Showroom: upon delivery of the Premises, Tenant shall with due diligence proceed to prepare the Premises for use as a furniture showroom, including installing stock, fixtures, and equipment. However, Tenant shall have no right to perform any work relating to the maintenance of or upfitting of the Premises, including but not limited to carpentry and unpacking or assembly of showroom items unless the Tenant first obtains express written consent from the Landlord.

          All such work shall be performed in accordance with plans and specifications prepared by Tenant's architect or designer and submitted to Landlord for Landlord's prior written approval, as provided in paragraph B.17 of this Lease Agreement.

          Tenant shall cause its contractors, subcontractors, employees, and agents to comply with such rules and regulations as may be imposed by Landlord.

          Tenant shall keep under control and place in appropriate receptacles all trash, cartons, and construction debris generated by Tenant or its contractors. Tenant shall remove or cause to be removed all such materials at its own expense at such times as necessary for sanitary and cosmetic purposed and at such times as Landlord my reasonably request that Tenant do so.

5.   TAXES:

          (a) REAL PROPERTY TAXES ON SHOWROOM: Landlord shall pay all real property ad valorem taxes that are imposed or assessed upon the Showroom (including the Premises).

          (b) Real Property Taxes Attributable to Premises: Tenant shall pay to the Landlord (as Additional Rent) the amount by which the annual ad valorem real property taxes attributable to the Premises in each calendar year following the Base Year exceeds the amount of such taxes for the Base Year.

          For the purpose of this provision, the term "ad valorem real property taxes attributable to the Premises" shall mean a pro rata portion of the total taxes on the rentable square footage of the Showroom, as compared to the total number of rentable square footage in the Premises.

          Landlord shall compute and notify Tenant of the amount of such taxes annually. Upon notification, Tenant shall pay such amount as Additional Rent with Tenant's next rent payment, as provided in paragraph B.3.

          The amount payable by Tenant as Additional Rent under this paragraph B.5(b) shall be prorated on a daily basis for any portion of a calendar year during the Lease Term.

          (c) Personal Property Taxes on Premises: Tenant promptly shall pay any personal property ad valorem taxes imposed or assessed upon property installed or placed in the Premises.

6.   INSURANCE AND WAIVER:

          (a) COVERAGE FOR THE SHOWROOM: Landlord will procure, maintain, and pay all premiums for casualty insurance, with extended coverage, on the Showroom. Landlord will insure the Showroom. Landlord will insure the Showroom to its full replacement value.

          (b) Increase in Showroom Coverage Cost: Tenant shall pay to the Landlord, as Additional Rent, the amount by which the total casualty insurance premiums paid by Landlord attributable to the Premises in each calendar year after the Base Year exceeds the amount of such premiums in the Base Year. For purposes of this provision, the term "premiums attributable to the Premises" shall mean a proprata portion of the total insurance premiums for the rentable square footage of the Showroom, as compared to the total number of rentable square footage in the Premises.

          If Tenant uses the Premises for any purpose or in any manner that causes an increase in the rate of any insurance maintained by the Landlord over the rate chargeable with respect to the use of the Premises as a furniture showroom, Tenant shall pay to Landlord, as Additional Rent, the additional premium resulting therefrom. This provision shall not be construed to be a consent or authorization to any use not permitted under the terms of paragraph B.7.

          (c) Other Coverage: Tenant shall procure, maintain, and pay all premiums for a policy of casualty insurance, with extended coverage, insuring Tenant's trade fixtures, equipment, furniture, inventory, and other personal property located within the Premises. Such policy shall insure those items to the extent of at least 90% of their replacement value. Tenant shall furnish a copy of such policy or a certificate evidencing such policy to the Landlord upon delivery of the Premises.

          (d) Waivers: If the Premises or its contents are damaged or destroyed, to the extent the loss is insured, the rights if any, of either party against the other with respect to such damage or destruction, are waived. All policies of fire and extended insurance required hereunder shall provide for waivers of subrogation.

Landlord  shall compute and notify Tenant of the amount due under this paragraph
B.6 on a semi-annual basis and Tenant shall pay such amount as Additional Rent with its next rent Payment, as provided in paragraph B.3.

The amount payable by Tenant under this paragraph B.6 shall be prorated on a daily basis for any portion of a calendar year during the Lease Term.

7.   USE OF THE PREMISES:

          (a) Use as Wholesale Showroom: Tenant shall use the Premises only as a wholesale showroom for home furniture. Landlord agrees that each lease of space in the Showroom shall contain a similar use restriction, so long as this Lease is in effect.

          It is the intent of Landlord and Tenant that the Premises are to be used primarily for wholesale transactions with home furnishings distributors; however nothing contained in paragraph B.7 shall prohibit retailing activities of Tenant, such as the retail disposition of sample items or discontinued merchandise, upon the giving of written notice to Landlord.

          (b) Legal Compliance: Tenant shall, in placing fixtures and performing alterations within the Premises, comply with all laws, ordinances, orders, and regulations of any lawful authority having jurisdiction over the Premises. If any structural alteration to the Showroom or to the Premises shall be required to comply with any law, ordinance order, or regulation of any lawful authority having jurisdiction over the Premises, Landlord shall make the alteration at its own expense.

          (c) Disruptive Behavior: Tenant shall not, nor shall Tenant allow its employees, agents, licensees, invitees, guests, or assigns to do any act or follow any practice in or about the Premises that constitutes nuisance or safety hazard; is disruptive to business to customers, or to other tenants; or damages the reputation of the Showroom. If Tenant engages in such behavior and fails to cease such behavior after demand from Landlord, Landlord shall have the right to terminate this lease and eject Tenant from the Premises immediately, without the right to cure under paragraph B.26 of this Lease Agreement, and without refund of rent or any other amounts paid to the Landlord.

          (d) Entertainment of Customers: Tenant shall be permitted to make use of the Premises for entertaining customers at social functions, so long as such use does not disturb other tenants of the Showroom.

          (e) Condition of Premises: Tenant shall keep the front interior portion of the Premises, including the display window, furnished and orderly at all times. Tenant shall at all times keep the entire Premises in a neat and orderly condition, clean and free from rubbish and dirt. Tenant shall make such arrangements for the storage and disposition of all garbage and refuse as necessary for sanitary and cosmetic purposes or as reasonably required by Landlord. Landlord shall make available to Tenant suitable areas and/or receptacles for disposition of trash and refuse, located at a place reasonably convenient to the Showroom. Tenant shall not cause any noxious or offensive odors, nor shall tenant cause any smoke, dust, steam, or vapors, or any disturbing noise or vibrations to originate in or be emitted rom the Premises.

          (f) Use During Market: Tenant's agents or employees shall not reside in the Premises during sessions of the International Home Furnishings Market. Bathroom facilities, including showers, shall be for the use of all tenants during normal business hours and shall not be used by Tenant, its agents, employees, or assigns as a substitute for appropriate living accommodations during sessions of the International Home Furnishings Market.

8.   SIGNS, ADVERTISING, AND SELLING ACTIVITIES:

Landlord shall provide a directory sign for the use of all tenants of the Showroom and Tenant shall have the right, at its expense, to place an identification panel on the common directory sign. Prior to each session of the International Home Furnishings Market, Landlord may post additional directory listings within the Showroom, and Tenant may be included in such directory listings upon payment of a charge to Landlord based on the number of listings desired by Tenant. Except for its identification panels on the common directory sign, Tenant shall not have the right to install any signs in the Showroom outside of the Premises. Landlord agrees to promptly deliver all mail or parcels addressed to Tenant by placing said mail and parcels within the Premises. Tenant shall, at its own expense, install and maintain in good condition all signs in the Premises. Tenant shall not install any signs in the Premises that are visible from the exterior of the Premises without the prior written consent of Landlord. At the expiration of the Lease Term, Tenant shall promptly remove all signs installed by it in the Premises or the Showroom and shall repair any damage to the Premises or the Showroom caused by such removal. Tenant shall not maintain or display any merchandise or property of any nature whatsoever in any common facilities of the Showroom or on the outside of the Premises; or permit, allow or cause to be used in or about the Showroom any phonographs, radios, public address systems, sound production or reproduction devices, mechanical or moving display devices, motion picture or television devices, excessively bright lights, changing, flashing, flickering or moving lights or lighting devices, or any similar advertising media or devices, the effect of which shall be visible or audible from the exterior of the Premises.

9.   UTILITIES:

During the Lease Term,  Landlord  shall  provide and maintain  necessary  mains,
ducts,   conduits,   cables  and  lines  in  order  to  bring  heating  and  air conditioning, water, electricity and sewer to the Premises.

The installation of telephone service and of all means of distribution of other utilities within the Premises, shall be performed at Tenant's expense.

If any utility service is separately metered, Tenant shall pay the utility company directly for the cost of such service to the Premises, including minimum service charges, whether or not the Premises are in use by Tenant at the time of the furnishing of such service. If any utility service is metered in common with other tenants, Landlord shall pay directly for the cost of the utility services, Tenant shall reimburse Landlord for its pro rata share of such costs (based on the rentable area of the Premises and the rentable area of the other showrooms using the common utility services during the period being invoiced), as Additional Rent, within twenty (20) days after written demand therefor by Landlord, accompanied by appropriate invoices from the utility company.

Tenant shall comply with all instructions received from Landlord concerning the use of the utility systems. Landlord shall not be liable to Tenant for any damages resulting from interruption or termination of utility service by reason of necessary repairs or improvements or for any cause beyond the reasonable control of Landlord; nor shall any such interruption or termination relieve Tenant from the performance of its obligations under this Lease Agreement.

Landlord agrees, however, that if Tenant suffers any loss or damage as a result of a loss of utilities, Landlord will make reasonable efforts to assign and transfer to Tenant (at Tenant's expense): (1) any right or claim which Landlord has against a third party for such loss or damage; and (2) any insurance proceeds received by Landlord on account of such or any related loss or damage, but only to the extent that such claim(s) or insurance proceeds remain after and exceed full payment of any loss or damage suffered by Landlord.

10.  LANDLORD'S COVENANT TO MAINTAIN:

Landlord will maintain and keep the exterior and principal structural portions of the Showroom in good order and repair. Landlord will maintain and keep in good order and repair all plumbing, wiring, electrical systems except those inside the Premises. Landlord will maintain and keep in good order and repair all heating, air conditioning, cooling, and other systems.

Landlord will not be responsible for and Tenant shall be responsible for any repairs occasioned or necessitated by: (a) any alterations or improvements to the Premises constructed by Tenant; (b) the failure of Tenant to comply with Landlord's instructions concerning the operation of utility systems in the Premises; or (c) the negligence or willful acts of Tenant, its agents, employees, guests, licensees or invitees, or assigns.

Landlord shall not be liable for any damages resulting from its failure to make repairs unless it fails to make such repairs within a reasonable time after receipt of notice of the necessity for such repairs.

11.  TENANT'S COVENANT TO MAINTAIN:

Tenant will, at its own expense, keep and maintain in good order and repair all parts of the Premises not mentioned in the above paragraph B.10, including without limitation the entire interior of the Premises, all window glass, plate glass, doors and locks, plumbing, wiring and electrical systems contained in the Premises.

Tenant will, at the end of the Lease Term, deliver the Premises to Landlord in the same condition as when received by the Tenant, excepting only normal wear and tear, repairs required to be made by Landlord, and damage due to insured casualty or condemnation.

12.  COMMON AREAS:

          (a) Landlord's Obligations: Landlord will at all times during the Lease Term maintain in good condition and repair all Common Areas in and around the Showroom.

          (b) TENANT'S OBLIGATION: Tenant shall use reasonable care in the use of such common areas. Tenant shall not store personal property in the Common Areas without prior express permission of the Landlord.

          (c) Landlord's Rights: All such Common Areas and facilities therein shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to change the area, location and arrangement of the Common Areas and facilities therein, and to make all reasonable rules and regulations as in Landlord's discretion may be necessary. In particular, Tenant acknowledges and agrees that certain Common Areas, such as exterior doors, elevators, bathrooms, may be kept locked between sessions of the International Home Furnishings Market, as provided in paragraph B.i(c), and Tenant shall be responsible for keeping those Common 6 Areas locked after using them.

          (d) Maintenance of Common Areas: During the three (3) weeks prior to each session of the International Home Furnishings Market, and during each session of the International Home Furnishings Market, janitorial, trash removal and other cleaning services will be provided daily. Between sessions of the International Home Furnishings Market, all services will be provided less frequently, and Landlord may elect to provide janitorial services to fewer than all the bathrooms located in the Showroom, and may close the other bathrooms. If Tenant requires additional janitorial, trash removal or other cleaning services, or requires those services at more frequent intervals than they would otherwise provided, or requires any maintenance services within the Premises, Landlord may elect to furnish those services at the sole expense of Tenant, notwithstanding the other provisions of the paragraph B.12, and Tenant shall pay to Landlord, as Additional Rent, the charges for such services within twenty (20) days after billing.

          Routine HVAC maintenance on the Premises shall be borne by Landlord.

13.  DAMAGE OR DESTRUCTION

          (a) Notice: If the Showroom or the Premises is damaged or destroyed during the Lease Term by fire or other casualty, Tenant shall give written notice thereof to Landlord Immediately after Tenant becomes aware of such damage or destruction. Should Landlord become aware of any damage to the Premises, Landlord shall notify Tenant as soon as possible of the existence of such damage.

          (b) Reconstruction/Restoration: Landlord will reconstruct or restore the Showroom, including the Premises, or repair such damage as promptly as practicable, and Tenant shall meanwhile be entitled to an abatement of rental to the extent of the loss of use of the Premises suffered by it; provided, however, that if either the Showroom or the Premises is damaged or destroyed by casualty to the extent of thirty percent (30%) or more of its replacement value, or if such destruction or damage is not covered by the property insurance policy required to maintained by Landlord, Landlord shall have the right in its sole discretion to terminate this Lease.

          Landlord shall notify Tenant in writing of its intent to repair or restore such damage or to terminate this Lease within thirty (30) days after the date of the casualty. The effective date of such termination by Landlord shall be thirty (30) days from the date of the notice of termination, provided, however, that Tenant's obligation to pay rent shall cease at the time of the casualty.

          If Landlord elects to repair or restore, such repair or restoration shall be accomplished as promptly as practicable, and in any event within one hundred eight (180) days after the date of the casualty. If this Lease is not terminated and Landlord has not substantially completed rebuilding or restoring the Premises to the condition existing prior to the casualty within one hundred eighty (180) days after the date of the casualty, Tenant shall have the right, for a period of thirty (30) days after the expiration of the one hundred eighty
(180) day period, to terminate this Lease by delivery of written notice to Landlord.

          (c) TENANT'S LOSS OF USE: For purposes of calculating the extent of Tenant's loss of use of the Premises, the parties shall take into account the disproportionate value and usefulness of the Premises during sessions of the International Home Furnishings Market, it being understood if Landlord is able to complete its restoration obligations within such time as to permit Tenant (with the exercise of reasonable diligence in redecorating) to use the Premises as a showroom at the next session of the International Home Furnishings Market following the casualty, then there shall be no abatement of rent.

          (d) Tenant's Negligence: Notwithstanding anything contained in paragraph B.13 to the contrary, if Tenant's loss of the use of the Premises is caused by the negligence of Tenant, its agents, employees, or invitees, and to the extent the loss of rental is not covered by rental interruption insurance, there shall be no abatement of rent.

14.  INDEMNITY BY TENANT:

Tenant covenants and agrees that it will defend, indemnify and protect Landlord, and hold Landlord harmless from, any and all claims of all persons arising from or out of the use or occupancy of the Premises by Tenant or Tenant's agents, employees, guests, licensees or invitees, or assigns.

Tenant shall procure and maintain, or cause to be maintained, a policy of comprehensive public liability insurance covering the Premises, and any and all claims arising from or out of the use or occupancy of the Premises by Tenant, its agents, employees, guests, licensees or invitees, or assigns, with a limit of at least One Million Dollars ($1,000,000.00) per occurrence, and an annual aggregate limit of at least One Million Dollars ($1,000,000.00). Tenant's liability insurance policy shall name Landlord as an insured or additional insured, shall contain a contractual liability endorsement, shall be in companies approved by Landlord and shall contain an undertaking by the insurer that the policy shall not be modified adversely to the interests of Landlord, canceled or nonrenewable without at least ten (10) days written notice to Landlord. A copy of the policy shall be deposited with Landlord prior to the commencement of the term of this Lease, and thereafter at least thirty (30) days prior to the expiration of any such policy; provided, however, that in lieu of a copy of the policy, Tenant may deposit with Landlord a certificate of insurance evidencing that the insurance required is in force and effect.

15.  INDEMNITY BY LANDLORD:

Landlord covenants and agrees that it will defend, indemnify and protect Tenant, and hold Tenant harmless from, any and all claims arising from or out of any occurrence, upon, at or from the Common Areas and facilities therein, when not a result of any act or omission of Tenant, its agents, servants and employees, licensees, invitees or assigns. Landlord shall procure and maintain, or cause to be maintained, a policy of comprehensive public liability insurance for the Showroom, with a limit of at least One Million Dollars ($1,000,000.00) per occurrence, with an annual aggregate limit of at least One Million Dollars ($1,000,000.00). Upon request, Landlord shall provide Tenant with a certificate of the insurer confirming that the liability insurance required is in full force and effect.

16.  LOSS OR DAMAGE TO PERSONAL PROPERTY OF TENANT:

Any and all personal property of any kind whatsoever, including fixtures and furnishings, brought or placed in or upon any part of the Premises or the Showroom by Tenant, its agents, employees, guest, licensees or invitees, or assigns shall be so brought or placed at its own risk, or of the person owning such personal property, no matter how caused. Tenant hereby releases Landlord from anyand all claims, demands, responsibilities and obligations arising from, out of or in respect of, any such damage to the personal property if Tenant, its agents, employees, guests, licensees or invitees, or assigns.

17.  ALTERATIONS AND REMODELING BY TENANT:

Tenant may, at its own expense, make such alterations, improvements, additions and changes to the Premises as Tenant may deem necessary or expedient in the use, occupancy or operation of the Premises as a wholesale or retail furniture showroom; provided, however, that Landlord shall approve in advance all plans and specifications for any such work, which approval shall not be unreasonably withheld. If modifications to the Premises' HVAC system are necessitated by remodeling or alterations performed by Tenant, Tenant agrees to be responsible for the cost of adding, removing, or relocating HVAC vents and/or duct work.

Tenant shall provide Landlord with the plans and specification for its work at least fifteen (15) days prior to the commencement of any construction, Tenant shall not make any change or alteration which will: (a) require or entail any structural change in the roof or exterior wall of the Showroom, (b) violate the terms of any mortgage or deed of trust then a lien upon the Showroom, or (c) violate the terms of any policy of insurance in force with respect to the Showroom or the Premises.

Tenant, by entering into this Lease Agreement, accepts any reasonable requirement or restriction contained in such policies or insurance, mortgage, or deeds of trust; and Landlord covenants that it will use its best efforts to ensure that such instruments conform as closely as possible to standard furniture showroom facilities.

Tenant shall comply with all applicable laws and regulations in performing its construction, including without limitation all applicable building codes, and shall obtain all necessary permits and approvals for its construction from the appropriate governmental authorities.

Tenant shall not be entitled to use the Common Areas for the storage of construction materials without the prior written consent of Landlord.

Tenant shall defend, indemnify and protect Landlord, and hold Landlord harmless from any and all claims and damages (including reasonable attorney's fees) arising from or related to the performance of Tenant's construction work

If Tenant is in default at the end of the Lease Term, any alteration, addition, architectural or design changes, or improvements made by Tenant, shall at Landlord's option become the property of Landlord; provided, however, that Landlord shall have the right to require Tenant to remove any such alterations addition, change, or improvement at Tenant's cost. If Tenant is not in default at the end of the Lease Term, Tenant may, at its expense, remove any such alteration, addition, architectural or design change, or improvement, provided Tenant promptly repairs any damage caused by such removal, and provided that Tenant notifies Landlord of the items it intends to remove prior to said removal. Notwithstanding the foregoing, Tenant shall not have the right to remove a portion of any installation without removing the entire installation, and Tenant shall not have the right to remove any interior track lighting or canisters, doors, sinks, or cabinets.

18.  MECHANIC'S LIENS:

Tenant covenants and agrees to do all things necessary to prevent the filing of any mechanics' or other liens against the Premises or the Showroom by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises or any part thereof, through or under Tenant. If any such lien shall at any time be filed, Tenant shall either cause the same to be discharged or record within twenty (20) days after the date of filing, or, if Tenant, in Tenant's discretion and good faith, determines that such lien should be contested, shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against Tenant's interest in the Premises or the Showroom during the pendency of each contest.

If Tenant fails to discharge such lien or furnish such security within such period then, in addition to any other right or remedy of Landlord resulting from Tenant's default, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or in such other manner as may be prescribed by law, and Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord. Nothing contained in this paragraph 18 shall imply any consent or agreement in the part of Landlord to subject Landlord's estate to any mechanic's or other liens.

19.  ALTERATIONS AND RENOVATIONS BY LANDLORD:

Tenant acknowledges that Landlord may renovate or expand the Showroom during the Lease Term. Landlord shall perform, or cause to be performed, such work in a manner calculated to minimize any disturbance of Tenant's use of the Premises. Landlord agrees to give Tenant reasonable notice of construction work that might affect Tenant's use of the Premises, and further agrees that no work on renovation or expansion that interferes with Tenant's use of the Premises will be allowed during the International Home Furnishings Market.

Tenant agrees to cooperate with Landlord to facilitate the performance of such work, such as by removing its personal property from the Premises and storing it elsewhere at Landlord's expense, if so requested by Landlord. Tenant acknowledges that although the performance of such work may inconvenience Tenant or disturb Tenant's use of the Premises during the Lease Term, Tenant shall not be entitled to an abatement of Base Rent or to other charges payable under this Lease Agreement as a result of construction work undertaken by Landlord between sessions of the International Home Furnishings Market.

20.  RELOCATION OF TENANT:

          (a) LANDLORD'S RIGHT TO RELOCATE TENANT: If Landlord shall determine, in its sole judgment and discretion, that it is in the best interest of the Showroom in the conduct of the business of Landlord to relocate Tenant, Landlord is hereby given and granted the right to relocate and assign other premises and space to Tenant, Provided such new location and space is equal to or greater than the Premises leases herein.

          In the event Landlord relocates Tenant, rental or the new premises and space shall be at the same rate as provided for the Premises leased herein. In such event, Landlord shall, at its option, either pay to Tenant or credit Tenant's rental; payments with an amount or allowance for reasonable depreciation of installations and improvements by Tenant in the Premises which are not movable and usable by Tenant in the new premises and space. The cost and expense of such move required by Landlord shall be paid by Landlord, except that Landlord shall not be required to pay any cost(s) of publishing new address.

          (b) Tenant's Right to Request Relocation: Tenant may, in writing, request of Landlord a relocation to a new space; and if Landlord, in its sole judgment and discretion, shall determine that Tenant's request for relocation is feasible and proper, and such space is available, Tenant shall be allowed to relocate. In such event, Tenant shall pay all costs and expenses of relocation; and Tenant shall also restore the Premises to good order and condition, and render same suitable and available for leasing by Landlord. The rental for the entire relocated premises and space shall be chargeable at the then-prevailing rental rates for such new space and area, whether greater or less than the Premises.

          (c) Terms for Lease of New Space: In the event of any relocation of Tenant as provided in paragraph B.20, Tenant and new relocated premises and area shall be subject to all terms and provisions of this Lease Agreement, the same as if originally leased hereby, except that rental rate shall be as set forth above in paragraph B.20(a).

21.  PERSONAL PROPERTY:

Any inventory, merchandise, office furniture, equipment or other unattached movable personal property placed in the Premises by or at the expense of Tenant shall remain the property of Tenant, and Tenant shall have the right at any time, provided it is not then in default under this Lease, to remove any and all of such property; provided, however, that Tenant shall promptly repair any damage caused by such installation or removal. All such property not removed by Tenant within thirty (30) days after the expiration or earlier termination of the Lease Term shall be conclusively presumed to have been abandoned by Tenant. Title to such abandoned property shall pass to Landlord without any payment or credit, and Landlord may, at its option and at Tenant's expense, store or dispose of such property as it sees fit.

22.  LANDLORD'S ENTRY:

Landlord shall have the right to enter upon the Premises at all reasonable times during the Lease Term for the purpose of inspection, maintenance, repair and alteration and to show the Premises to prospective tenants or purchasers. If Tenant installs a burglar alarm system or other security device in the Premises, Tenant shall notify Landlord in writing of the security code.

23.  ASSIGNMENT AND SUBLEASE BY TENANT:

Tenant may not assign this Lease or sublease the Premises or any portion thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld. No assignment or subleasing of the Premises shall relieve Tenant of its primary liability for the performance of its obligations under this Lease Agreement. The receipt by Landlord of rent from any party other than Tenant shall not be deemed to be a consent to any assignment or sublease, or to operate as a waiver of Landlord's rights under this paragraph B.23. The consent by Landlord to any assignment or sublease shall not be deemed a consent to any subsequent assignments or subleases.

If Tenant desires to assign this Lease or sublease all or part of the Premises, it shall submit to Landlord, at least ninety (90) days prior to the effective date of the proposed assignment or sublease, written notice of its intent, which notice shall: (a) state the name of the proposed assignee or subtenant, (b) state the term, rental rate and other particulars of the proposed assignment and sublease, including, without limitation, evidence satisfactory to Landlord that the proposed assignee or subtenant is financially responsible, and (c) be accompanied by a copy of the proposed assignment or sublease documents. Upon receipt of the notice, Landlord shall have the right either to approve or disapprove the proposed assignment or sublease, or to terminate this Lease as of the proposed effective date of the assignment or sublease. Landlord shall deliver to Tenant written notice of its intent within ninety (90) days after the date of Tenant's notice to Landlord.

24.  TRANSFER OF LANDLORD'S INTEREST:

In the event of the sale, assignment or transfer by Landlord of its interest in the Showroom or in this Lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest who expressly assumes the obligations of Landlord hereunder, Landlord shall thereupon be released or discharged from all of its covenants and obligations under this Lease Agreement, except such obligations as have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations hereunder. Tenant shall thereafter attorn and look to such assignee as Landlord, provided Tenant has first received written notice of such assignment of Landlord's interest.

25.  EMINENT DOMAIN:

If the Premises, or any part thereof, or more than thirty percent (30%) of the Showroom, is taken under the power of eminent domain (including any conveyance made in lieu thereof), and if such taking makes the operation of Tenant's business in the Premises impractical, then either party shall have the right to terminate this Lease by delivery of written notice to the other party within sixty (60) days after title vests in the condemning authority. The effective date of such termination shall be thirty (30) days after the date of the notice of termination; provided, however, that Tenant's obligation to pay rent shall cease at the time Tenant is dispossessed of the Premises as a result of such taking. If neither party elects to terminate this Lease, Landlord shall apply the proceeds of condemnation to restore the Premises and the Showroom to a tenantable condition as soon as practical, in which event the rental paid by Tenant under this Lease shall be proportionately and equitably reduced. Notwithstanding anything in this paragraph B.25 to the contrary, Landlord shall not be required to pay, but may at its option choose to pay, for such restoration or repair any amount in excess of the condemnation award (or the proceeds of private sale in lieu thereof) received by Landlord as the result of such taking.

If less than thirty percent (30%) of the Showroom, none of which is the Premises, is taken under the power of eminent domain, than Landlord shall restore the Showroom on the same terms and conditions as if Landlord had elected to restore under the preceding paragraph; provided, however, that Landlord shall not be obligated to pay for such restoration or repair any amount in excess of the condemnation amount (or the proceeds of private sale in lieu thereof) received by Landlord as the result of such taking.

All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Premises, shall be the property of Landlord, whether such award is compensation for damages to Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for relocation expenses or for the taking of Tenant's trade fixtures and other property within the Premises (that Tenant is authorized to remove at termination pursuant to paragraphs B.17 and B.21) if a separate award of such items is made to Tenant.

26.  Default by Tenant:

In the event (a) Tenant fails to pay any Base Rent, Additional Rent or other sum of money due under this Lease Agreement when due; or (b) Tenant defaults in the performance of any other covenant of this Lease Agreement and fails to cure such default within ten (10) days after written notice to Tenant, or if such default cannot reasonably be cured in ten (10) days, Tenant does not within such ten
(10) day period commence such act or acts necessary to cure such default and complete such act or acts promptly, or (c) Tenant becomes insolvent or is adjudicated bankrupt, or files in any court a petition in bankruptcy or other debtor proceedings, or files or has filed against it a petition in bankruptcy or other debtor proceedings, or files or has filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets of Tenant, or an attachment proceeding ancillary to an underlying debt is initiated by a creditor so that the Tenant's personal property within the Premises is seized, and such appointment or attachment is not vacated or set aside within twenty (20) days from the date of such appointment or attachment, or Tenant makes an assignment for the benefit of creditors, or petitions for or enters into such an arrangement; or (d) Tenant abandons the Premises or any substantial part thereof, or suffers this Lease to be taken or encumbered under any legal process and such taking or encumbrance is not dissolved within twenty
(20) days; or (e) Tenant disposes of or agrees to dispose all or substantially all of its assets, then in any such event, at the option of Landlord and without any further notice or action by Landlord, Landlord shall have the immediate right of reentry to remove all persons and property from the Premises and dispose of or store such property as it sees fit, all without resort to legal process and without being deemed guilty of trespass.

If Landlord should elect to reenter as provided in this paragraph B.26 or should take possession pursuant to legal proceedings, Landlord may either terminate this Lease, or Landlord may, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and may at its option relet the Premises for such term and at such rentals and upon such other terms and conditions as Landlord may deem advisable. No such reentry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of such reentry; but, notwithstanding any such reentry and reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

If Landlord elects to terminate this Lease, Landlord may recover from Tenant all damages incurred by reason of such breach, including the cost of recovering the Premises and enforcing this Lease (including reasonable attorney's fees) and the difference in value between the Base Rent and other amounts which would be payable by Tenant hereunder for the remainder of the Lease Term and the reasonable rental value (net of all expenses of reletting including the expense of repairs, alteration, upfitting and renovation) of the Premises for the remainder of the Lease Term. If Landlord elects to reenter without terminating this Lease, Landlord may recover from Tenant all damages incurred by reason of such breach, including the cost of recovering the Premises and enforcing this Lease (including reasonable attorneys' fees), and the costs of repairing, altering, upfitting and renovating the Premises for the purpose of reletting the Premises.

If Landlord does not terminate this Lease, then unless and until Landlord does relet the Premises, Tenant shall pay Landlord monthly during the period that Tenant's right of possession is terminated, a sum equal to all Base Rent and other amounts due under this Lease Agreement. If and when the Premises are relet and a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of reletting (including repairs, alterations, improvement, additions, decorations, legal fees and brokerage commissions) to satisfy the payment of Base Rent and all other amounts due under this Lease Agreement for any monthly period, Tenant shall pay Landlord any such deficiency monthly upon demand.

Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this paragraph B.26 and that any such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. If Landlord elects to terminate Tenant's right to possession only without terminating this Lease, Landlord may, at its option, enter into the Premises remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof, provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay rent or from any other obligation of Tenant for the remainder of the term of this Lease.

27.  HOLDING OVER:

If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term with Landlords' acquiescence and without any written agreement of the parties, Tenant shall be only a tenant at will, and there shall be no renewal of its Lease or exercise of any option by operation of law.

28.  SUBORDINATION

This Lease is subject and subordinate to any and all mortgages and deeds of trust now existing or hereafter placed on the property of which the Premises is a part; provided however, that any such mortgage or beneficiary of any such deed of trust shall agree in writing that Tenant will not be disturbed in the use or enjoyment of the Premises so long as it is not in default hereunder. Tenant agrees that this Lease shall remain in full force and effect notwithstanding any default or foreclosure under any such mortgage or deed of trust and that it will attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the purchaser or assignee under any such foreclosure. Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other Person designated by Landlord, any instrument or instruments, required to give effect to the provisions of this paragraph.

29.  WARRANTY:

Landlord covenants that it has full right and authority to lease the Premises upon the terms and conditions of this Lease Agreement, and that Tenant shall peacefully and quietly hold and enjoy the Premises for the full Lease Term so long as Tenant does not default in the performance of any of its covenants hereunder.

30.  ESTOPPED CERTIFICATE:

Within ten (10) days after request therefor by Landlord, Tenant shall deliver in recordable form, to Landlord or any party designated by Landlord, a statement certifying any facts that are then true with respect to the Lease, including without limitation (if such be the case) that this Lease is in full force and effect, that Tenant is in possession, that Tenant has commenced the payment of rent and that there are no defenses or offsets to the Lease claimed by Tenant.

31.  NOTICES:

Any and all notices, demands, requests or designations required or permitted under this Lease Agreement shall be in writing and shall be deemed given when delivered personally or sent by prepaid registered or certified mail, return receipt requested, to the parties at the addresses set forth on page 1 of this Lease. Either party may, from time to time, by notice as provided above, designate a different address to which notice to it shall be sent.

32.  FORCE MAJEURE:

If Landlord or Tenant is delayed, hindered or prevented from the performance of any act required under this Lease Agreement, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire or any other reasons beyond its control, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay. Notwithstanding the foregoing, the provisions of this paragraph shall not be applicable to (a) relieve Landlord of is obligation to deliver possession of the Premises to Tenant prior to the commencement date of the Lease Term, or (b) relieve Tenant of its obligations to pay Base Rent or any other sums, monies, costs, charges or expenses required to be paid by Tenant under this Lease Agreement.

33.  SECURITY DEPOSIT:

This section intentionally deleted.

34.  BROKERS:

Landlord and Tenant warrant that they have dealt with no brokers or finders in connection with this Lease. If any broker or finder claims a commission in connection with this Lease, the party whose conduct or agreement gave rise to such claim will hold the other harmless from any liability therefor and from any costs or expenses (including reasonable attorneys' fees) associated therewith.

35.  NATURE AND EXTENT OF AGREEMENT:

This Lease Agreement contains the complete agreement of the parties regarding the terms and conditions of the lease of the Premises, and there are no oral or written conditions, terms and understandings or other agreements pertaining thereto that have not been incorporated herein.

This Lease Agreement creates only the relationship of landlord and tenant between the parties as to the Premises; and nothing in this Lease Agreement shall in any way be construed to impose upon either party any obligation or restriction not expressly set forth in this Lease Agreement.

36.  BINDING EFFECT:

This Lease Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

37.   GOVERNING LAW:

This Lease Agreement shall be governed by and construed according to the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement under seal as of the day and year first above written.

                                        LANDLORD:
                                        PHILLIPS INTERESTS 3, INC.

(CORPORATE SEAL)
                                        By: /s/ Earl N. Phillips, Jr.
                                            ----------------------------
                                            Mr. Earl N. Phillips, Jr.
                                            President
ATTEST:

/s/ Lakita Carden
-----------------------------
Secretary
                                        TENANT:
                                        Wellington Hall Limited, Inc.

(CORPORATE SEAL)
                                        By: /s/ Hoyt Hackney, Jr.
                                            ---------------------------
                                            Mr. Hoyt Hackney, Jr.
                                            President
ATTEST:


/s/ W.W. Woodruff
-------------------
Secretary

STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

          This 10th day of May, 1999, Earl N. Phillips, Jr., personally came before me who, being by me duly sworn, says that he is the President of PHILLIPS INTEREST 3, INC., a North Carolina corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of the company, and that the said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given. And the said President acknowledged the said writing to be the act and deed of said corporation.

                          /s/
                          ----------------------------
                                  Notary Public


                                             My Commission Expires:


                                             ----------------------------
                                             (NOTARIAL SEAL)

STATE OF NORTH CAROLINA

COUNTY OF DAVIDSON

          This 23rd day of April, 1999, Hoyt Hackney, Jr., personally came before me who, being by me duly sworn, says that he is the President of Wellington Hall Limited, Inc., a Lexington, NC corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of the the company, and that the said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given. And the said President acknowledged the said writing to be the act and deed of said corporation.

                          ----------------------------
                                  Notary Public


                                        My Commission Expires:

                                        ----------------------------
                                        (NOTARIAL SEAL)